UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 827-4042

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2016, Riverview Financial Corporation issued a press release reporting its earnings for the three and six months ended June 30, 2016. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Director

Effective July 20, 2016, Daniel R. Blaschak resigned as a Director of the Corporation, and Carl W. Metzger was appointed to take his place with a term ending at the 2018 Annual Meeting of the Corporation.

Mr. Metzgar, age 34, is a founding member and currently practices with the law firm of Metzgar and Metzgar, LLC since 2008 and also serves as a member of the Pennsylvania House of Representatives since 2009, with his present term ending this year. Metzgar also owns and operates a Red Angus beef cattle operation. Carl graduated Cum Laude, from Frostburg State University in 2004, with degrees in both political science and criminal justice. He graduated from Duquesne University School of Law in 2007, earning his Juris Doctor degree where he was awarded the Judge Manning Award for Trial Advocacy.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Riverview Financial Corporation on July 21, 2016 announcing its earnings for the three and six months ended June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION (Registrant)

Dated: July 22, 2016	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by Riverview Financial Corporation on July 21, 2016 announcing its earnings for the three and six months ended June 30, 2016.